Exhibit 99.1

Paragon 28 Announces CFO Transition, Provides Preliminary Unaudited Net Revenue for First Quarter

2024, and Reaffirms Net Revenue Guidance for Fiscal Year 2024

•	Stephen Deitsch resigns from his position as Chief Financial Officer to pursue another opportunity; Kristina Wright appointed interim Chief Financial Officer

•	Preliminary, unaudited first quarter 2024 net revenue expected to be in a range of $60.8 to $61.1 million, representing 16.8% to 17.4% reported growth, compared to the prior year period

•	Reaffirms Net Revenue Guidance for Fiscal Year 2024 of $249 to $259 million, representing 15.1% and 19.7% reported growth compared to 2023

•	Paragon 28 to Report First Quarter 2024 Financial Results on May 8, 2024

CFO Transition

ENGLEWOOD, CO., April 4, 2024 — Paragon 28, Inc. (NYSE: FNA), (“Paragon 28” or “the Company”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced that Stephen Deitsch, Chief Financial Officer (“CFO”), has notified the Company of his intent to pursue an opportunity with OrganOx Limited, a commercial stage UK-based medical device company focused on therapeutic applications of isolated organ perfusion. Mr. Deitsch will depart from the Company on April 5, 2024. The Company has formed a sub-committee of its Board of Directors and has engaged an executive search firm to assist in identifying a permanent successor.

The Company concurrently announced the appointment of Kristina Wright as Interim CFO, effective April 3, 2024. Ms. Wright has been a member of the Board of Directors since 2021 and currently serves as Chair of the Company’s Audit Committee and as a member of the Nominating and Corporate Governance Committee of Paragon 28, Inc. Ms. Wright brings deep medical device experience to the interim CFO role. Upon assuming the Interim CFO position, Ms. Wright will step down temporarily from her roles as Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Thomas Schnettler, lead independent director for Paragon 28, will assume the role of interim Chair of the Audit Committee.

“I would like to thank Steve for his many contributions to our organization, including his leadership during the Company’s initial public offering. He has been a trusted partner since joining the company in 2020, helping to steer our strong growth through a transformative time for Paragon 28. Further, Steve has been instrumental in building our operational capabilities and fortifying our balance sheet to position the Company for sustainable long-term growth. We wish him continued success with his new venture. We are also very fortunate to have Krissy in our organization. She is an experienced financial executive whose knowledge of the Company will enable her to successfully lead our finance team through this interim period,” said Albert DaCosta, Chief Executive Officer.

Mr. Deitsch said, “It has been a privilege to be part of Paragon 28 and to work with such a passionate team to advance our mission to improve foot and ankle outcomes. I want to thank Albert, the Board of Directors and the leadership team for my time at Paragon 28. I am incredibly proud of our accomplishments over the past several years to scale the business and I look forward to seeing the Company continue its remarkable mission.”

Preliminary Unaudited Net Revenue for First Quarter 2024

Preliminary unaudited net revenue for the first quarter of 2024 is expected to be in a range of $60.8 to $61.1 million, representing reported growth of approximately 16.8% to 17.4% compared to the first quarter of 2023. Foreign currency impact on first quarter 2024 reported net revenue growth is not expected to be material.

The estimated unaudited financial results for the first quarter of 2024 presented above are preliminary and are subject to the completion of our quarter-end closing procedures and further financial review. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the first quarter are finalized.

Paragon 28 Reaffirms Net Revenue Guidance for Fiscal Year 2024

The Company reaffirms its prior 2024 net revenue guidance and continues to expect 2024 net revenue to be $249 million to $259 million, representing 15.1% and 19.7% reported growth compared to 2023. The Company’s 2024 net revenue guidance assumes foreign currency translation rates remain consistent with current foreign currency translation rates, and further, is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

First Quarter 2024 Webcast and Conference Call Information

Paragon 28 will report first quarter 2024 financial results after market close on Wednesday, May 8, 2024. The Company’s management team will webcast a corresponding conference call at 2:30 p.m. Mountain Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833-470-1428) for domestic callers or (404-975-4839) for international callers, using conference ID: 483904. Live audio of the webcast will be available on the “Investors” section of the Company’s website at: ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, CO., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, Charcot foot and orthobiologics. The Company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients, its estimated net revenue for the first quarter 2024 and its estimated net revenue for full year 2024. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Paragon 28’s business in general, see Paragon 28’s current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated periodically with its other filings with the SEC. These forward-looking statements are made as of the date of this press release, and Paragon 28 assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Paragon 28’s unaudited estimated net revenue for the first quarter of 2024 is not necessarily indicative of our operating results for any future periods.

Investor Contact

Matthew Brinckman

Senior Vice President, Strategy and Investor Relations

Phone: (720) 912-1332